Exhibit 4.5

    THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT AGREEMENT (AS HEREINAFTER DEFINED), A COPY
  OF WHICH WILL BE MADE AVAILABLE BY THE ISSUER UPON REQUEST. THE TRANSFER OR EXCHANGE OF THESE WARRANTS MUST BE REGISTERED IN ACCORDANCE WITH THE WARRANT
                                   AGREEMENT.



                      VOID AT 5:00 P.M., NEW YORK CITY TIME
                              ON SEPTEMBER 1, 2001


No. W-                                                     __________ WARRANTS

                                     [Logo]

                               Arch Wireless, Inc.

                                                      CUSIP     039392   11   3

THIS CERTIFIES THAT for value received,

Registered Holder:
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the entity set forth above, or its registered assigns (the           which Warrant Agreement reference is hereby made for a full
"Holder"), is the owner of the number of Warrants set forth above    description of the rights, limitation of rights, obligations,
that initially entitle it to purchase from Arch Wireless, Inc.,      and duties hereunder of the Company and the Holder.  A copy of
f/k/a Arch Communications Group, Inc., a Delaware corporation (the   the Warrant Agreement will be made available to the Holders by
"Company"), at any time and from time to time prior to 5:00 p.m.,    the Company upon request of the Holders.
New York City time, on September 1, 2001 (the "Expiration Date"),
a like number of fully paid and nonassessable shares of the Common        Subject to the provisions set forth in the Warrant
Stock, par value $.01 per share, of the Company (the "Common         Agreement or in this Certificate, this Warrant Certificate,
Stock") at an initial purchase price of $3.01 per share (the         with or without other Warrant Certificates, may be transferred,
"Warrant Price"), subject to adjustment as provided in the Warrant   split up, combined or exchanged for another Warrant Certificate
Agreement.  No Warrant may be exercised at or after 5:00 p.m., New   or Warrant Certificates, entitling the Holder to purchase a
York City time, on the Expiration Date, and to the extent not        like aggregate number of Warrant Shares as the Warrant
exercised by such time, such Warrant shall become void.  The         Certificate or Warrant Certificates surrendered entitled such
shares of Common Stock purchasable upon exercise of the Warrants     Holder (or former Holder in the case of a transfer) to
are hereinafter referred to as the "Warrant Shares."  On the terms   purchase, upon presentation and surrender hereof at the
and subject to the conditions set forth in the Warrant Agreement,    principal office of the Warrant Agent designated for such
the Warrants may be exercised by surrendering to the Warrant Agent   purpose, with the Form of Assignment (if appropriate) and the
(as hereinafter defined) this Warrant Certificate, with the Form     related Certificate duly executed.
of Exercise Notice on the reverse side hereof duly executed,
together with cash, a certified or bank cashier's check payable to        The Company will not be required to issue fractional
the order of the Company, or a wire transfer of immediately          Warrant Shares or other fractional interests in securities upon
available funds to an account designated by the Warrant Agent, in    the exercise of any Warrants evidenced by this Warrant
each case in an amount of lawful currency of the United States of    Certificate, but in lieu thereof a cash payment will be made,
America equal to the product of (a) the number of Warrant Shares     as provided in the Warrant Agreement.
purchasable upon the exercise of the Warrants designated for
exercise in the Form of Exercise Notice and (b) the Warrant Price.        Nothing contained in the Warrant Agreement or in this
                                                                     Warrant Certificate will be construed as conferring upon the
     The  number  and kind of  Warrant  Shares  that may be          Holder of this Warrant Certificate the right to vote, or to purchased  upon  exercise of the Warrants evidenced by this Warrant  receive dividends, or to consent or (except as provided  in the
Certificate  are the number as of the date of the  original          Warrant Agreement) to receive notice in respect of any meeting
issue of such Warrants, based on the shares of Common Stock of the   of stockholders for the election of directors of the Company or
Company as  constituted  at such date.  As provided  in the          any other matter, or any rights whatsoever as a stockholder of
Warrant Agreement,  the Warrant Price and the number and kind of     the Company.
Warrant Shares purchasable upon exercise of the Warrants are
subject to adjustment.                                                    This Warrant Certificate will not be valid or
     This Warrant Certificate and the Warrants it represents         obligatory for any purpose until it has been countersigned by are subject to, and entitled to the  benefits of, all of the terms,  the Warrant Agent. This Warrant Certificate will be governed
provisions, and conditions of the Warrant Agreement,  dated as of    and construed in accordance with the laws of the State of New
June 3, 1999 (the  "Warrant  Agreement"),  by and  between  the      York, without regard to conflicts of law principles  thereof.
Company and Fleet National  Bank, a National  banking  association
(the "Warrant  Agent"),  which Warrant  Agreement is hereby               IN WITNESS  WHEREOF, the Company has caused this Warrant
incorporated herein  by  reference  and  made a part hereof and to   Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.
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                                               ARCH WIRELESS, INC.

Dated:

       Attest:                   [Seal]        By:



               /s/ Gerald J. Cimmino                /s/ J. Roy Pottle


            Vice President and Treasurer       Executive Vice President and
                                                  Chief Financial Officer



COUNTERSIGNED:

         FLEET NATIONAL BANK

                           as Warrant Agent

         /s/   John J. Riccio

                           Authorized Officer


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NOTICES OF EXERCISE AND ASSIGNMENT SHOULD BE SENT TO FLEET NATIONAL BANK,
150 ROYALL STREET, CANTON, MA 02021



                               NOTICE OF EXERCISE

TO ARCH WIRELESS, INC.:

     The undersigned hereby irrevocably elects to exercise ____________________ Warrants evidenced by this Warrant Certificate to purchase the Warrant Shares issuable upon the exercise of such Warrants and requests that certificate for such Warrant Shares be issued in the name of:

_____________________________________________________________________________
                         (Please print name and address)
________________________________________________________________________________


Please insert social security or other identifying number:______________________

If such number of Warrants is not all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants will be registered in the name of and delivered to:

________________________________________________________________________________

________________________________________________________________________________


Please insert social security or other identifying number:______________________

Dated: _________________________        _______________________________________
                                        Signature

Signature Guaranteed:

_______________________________________
THE SIGNATURE TO THE ASSIGNMENT OR THE
SUBSCRIPTION FORM MUST CORRESPOND TO THE
NAME AS WRITTEN UPON THE FACE OF THIS
WARRANT CERTIFICATE IN EVERY PARTICULAR,
WIHTOUT ALTERATION OR ENLARGEMENT OR ANY
CHANGE WHATSOEVER, AND MUST BE
GUARANTEED BY A COMMERCIAL BANK OR TRUST
COMPANY OR A MEMBER FIRM OF THE AMERICAN
STOCK EXCHANGE, NEW YORK STOCK EXCHANGE,
PACIFIC STOCK EXCHANGE OR MIDWEST STOCK
EXCHANGE. IF THE ASSIGNMENT OF THE
SUBSCRIPTION FORM IS SIGNED PURSUANT TO
A POWER OF ATTORNEY, SUCH POWER OF
ATTORNEY MUST BE ATTACHED HERETO.



                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, ___________________________hereby sells, assigns, and transfers unto ________________________________________________________________
                         (Please print name and address)
_______________________________________________________________________________

_______________________________________________________________________________

_________________________________________________this Warrant  Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_____________________________________________Attorney,
to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: _____________________________        ___________________________________
                                            Signature

Signature Guaranteed:

________________________________________
THE SIGNATURE TO THE ASSIGNMENT OR THE
SUBSCRIPTION FORM MUST CORRESPOND TO THE
NAME AS WRITTEN UPON THE FACE OF THIS
WARRANT CERTIFICATE IN EVERY PARTICULAR,
WIHTOUT ALTERATION OR ENLARGEMENT OR ANY
CHANGE WHATSOEVER, AND MUST BE
GUARANTEED BY A COMMERCIAL BANK OR TRUST
COMPANY OR A MEMBER FIRM OF THE AMERICAN
STOCK EXCHANGE, NEW YORK STOCK EXCHANGE,
PACIFIC STOCK EXCHANGE OR MIDWEST STOCK
EXCHANGE. IF THE ASSIGNMENT OF THE
SUBSCRIPTION FORM IS SIGNED PURSUANT TO
A POWER OF ATTORNEY, SUCH POWER OF
ATTORNEY MUST BE ATTACHED HERETO.